Exhibit 99.1

Andy Omiridis, EVP & CFO AMERISAFE 337.463.9052

AMERISAFE ANNOUNCES 2024 FIRST QUARTER RESULTS

Reports Return on Equity of 22.8% and

Net Combined Ratio of 87.3%

DeRidder, LA – April 24, 2024 - AMERISAFE, Inc. (Nasdaq: AMSF), a specialty provider of workers’ compensation insurance focused on high-hazard industries, today announced results for the first quarter ended March 31, 2024.

	Three Months Ended March 31,
	2024	2023	% Change
	(in thousands, except per share data)
Net premiums earned	$68,446	$69,181	-1.1%
Net investment income	7,366	7,433	-0.9%
Net realized gains (losses) on investments (pre-tax)	(222)	258	NM
Net unrealized gain on equity securities (pre-tax)	4,776	1,369	NM
Net income	16,925	17,339	-2.4%
Diluted earnings per share	$0.88	$0.90	-2.2%
Operating net income	13,327	16,054	-17.0%
Operating earnings per share	$0.69	$0.83	-16.9%
Book value per share	$15.74	$17.38	-9.4%
Net combined ratio	87.3%	82.2%
Return on average equity	22.8%	21.3%

G. Janelle Frost, President and Chief Executive Officer, noted, “Our strategy is fundamentally based on providing peace of mind through protection for small to mid-sized businesses and caring for their injured workers, which has a track record of creating value for our shareholders. While soft market conditions are ongoing and competition remains robust, loss costs continue to decline. We are pleased to report an 87.3% combined ratio in the quarter through disciplined underwriting practices, modest policy growth, and favorable case loss development from prior accident years.”

INSURANCE RESULTS

	Three Months Ended March 31,
	2024	2023	% Change
	(in thousands)
Gross premiums written	$80,074	$82,487	-2.9%

Net premiums earned	68,446	69,181	-1.1%
Loss and loss adjustment expenses incurred	39,991	39,009	2.5%
Underwriting and certain other operating costs, commissions, salaries and benefits	18,698	16,982	10.1%
Policyholder dividends	1,072	931	15.1%

Underwriting profit (pre-tax)	$8,685	$12,259	-29.2%

Insurance Ratios:
Current accident year loss ratio	71.0%	71.0%
Prior accident year loss ratio	-12.6%	-14.6%

Net loss ratio	58.4%	56.4%
Net underwriting expense ratio	27.3%	24.5%
Net dividend ratio	1.6%	1.3%

Net combined ratio	87.3%	82.2%

•	Voluntary premiums on policies written in the quarter were flat versus the first quarter of 2023 despite the continued declines in approved loss costs.

•

Payroll audits and related premium adjustments increased premiums written by $6.4 million in the first quarter of 2024, compared to an increase of $8.9 million in the first quarter of 2023 primarily due to moderating wage inflation from record levels in the prior year.

•

The loss ratio for the first quarter was 58.4%, compared to 56.4% in the first quarter of 2023. During the quarter, the Company experienced favorable net loss reserve development for prior accident years, which reduced loss and loss adjustment expenses by $8.6 million, primarily from accident years 2017 through 2020.

•

For the quarter ended March 31, 2024, the underwriting expense ratio was 27.3% versus 24.5% in the same quarter of 2023. The prior year’s quarter expense ratio was favorably impacted by a $3.3M profit-sharing commission.

•

The effective tax rate for the quarter ended March 31, 2024 was 18.4% compared with 19.5% for March 31, 2023. The rate was slightly lower than last year due to an increase in the proportion of tax-exempt interest income relative to taxable interest income and underwriting profit.

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INVESTMENT RESULTS

	Three Months Ended March 31,
	2024	2023	% Change
	(in thousands)
Net investment income	$7,366	$7,433	-0.9%
Net realized gains (losses) on investments (pre-tax)	(222)	258	NM
Net unrealized gains on equity securities (pre-tax)	4,776	1,369	NM
Pre-tax investment yield	3.3%	3.1%
Tax-equivalent yield (1)	3.7%	3.5%

(1)	The tax equivalent yield is calculated using the effective interest rate and the appropriate marginal tax rate.

•	Net investment income for the quarter ended March 31, 2024, decreased 0.9% to $7.4 million, despite increased reinvestment rates as compared to the prior year.

•	Net unrealized gains on equity securities were $4.8 million as a result of robust equity market returns during the quarter.

•	As of March 31, 2024, the carrying value of AMERISAFE’s investment portfolio, including cash and cash equivalents, was $899.9 million.

CAPITAL MANAGEMENT

During the first quarter of 2024, the Company paid a regular quarterly cash dividend of $0.37 per share on March 22, 2024 which represented an 8.8% increase in the quarterly dividend compared with 2023. On April 23, 2024 the Company’s Board of Directors declared a quarterly cash dividend of $0.37 per share, payable on June 21, 2024 to shareholders of record as of June 14, 2024.

Book value per share at March 31, 2024, was $15.74, an increase of 3.0% from $15.28 at December 31, 2023.

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SUPPLEMENTAL INFORMATION

	Three Months Ended March 31,
	2024	2023
	(in thousands, except share and per share data)
Net income	$16,925	$17,339
Less:
Net realized gains (losses) on investments	(222)	258
Net unrealized gains on equity securities	4,776	1,369
Tax effect (1)	(956)	(342)

Operating net income (2)	$13,327	$16,054

Average shareholders’ equity (3)	$296,773	$325,144
Less:
Average accumulated other comprehensive loss	(7,967)	(11,656)

Average adjusted shareholders’ equity (2)	$304,740	$336,800

Diluted weighted average common shares	19,211,282	19,235,411
Return on average equity (4)	22.8%	21.3%
Operating return on average adjusted equity (2)	17.5%	19.1%
Diluted earnings per share	$0.88	$0.90
Operating earnings per share (2)	$0.69	$0.83

(1)	The tax effect of net realized losses on investments and net unrealized gains (losses) on equity securities is calculated with an effective tax rate of 21%.
(2)

Operating net income, average adjusted shareholders’ equity, operating return on average adjusted equity and operating earnings per share are non-GAAP financial measures. Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these financial measures.

(3)	Average shareholders’ equity is calculated by taking the average of the beginning and ending shareholders’ equity for the applicable period.
(4)	Return on average equity is calculated by dividing the annualized net income by the average shareholders’ equity.

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NON-GAAP FINANCIAL MEASURES

This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (the SEC) and includes a reconciliation of non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP in the Supplemental Information in this release.

Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these financial measures which include operating net income, average adjusted shareholders’ equity, operating return on average adjusted equity and operating earnings per share.

CONFERENCE CALL INFORMATION

AMERISAFE has scheduled a conference call for April 25, 2024, at 10:30 a.m. Eastern Time to discuss the results for the quarter and comment on future periods. To participate in the conference call, dial 323-794-2551 (Conference Code 2635571) at least ten minutes before the call begins.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the “Investor Relations Home” page of the “Investors” section of the Company’s website (http://www.amerisafe.com). To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call at the same website location.

ABOUT AMERISAFE

AMERISAFE, Inc. is a specialty provider of workers’ compensation insurance focused on small to mid-sized employers engaged in hazardous industries, principally construction, trucking, logging and lumber, agriculture, and manufacturing. AMERISAFE actively markets workers’ compensation insurance in 27 states.

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FORWARD LOOKING STATEMENTS

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” or similar words are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding AMERISAFE’s plans and performance. These statements are based on management’s estimates, assumptions and projections as of the date of this release and are not guarantees of future performance and include statements regarding management’s views and expectations of the workers’ compensation market, the Company’s growth opportunities, underwriting margins and actions by competitors. Actual results may differ materially from the results expressed or implied in these statements if the underlying assumptions prove to be incorrect or as the results of risks, uncertainties and other factors on the business and operations of the Company and our policyholders and the market value of our investment portfolio. Additional factors that may affect our results are set forth in the Company’s filings with the Securities and Exchange Commission, including AMERISAFE’s Annual Report on Form 10-K. AMERISAFE cautions you not to place undue reliance on the forward-looking statements contained in this release. AMERISAFE does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

- Tables to Follow -

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2024	2023
	(unaudited)
Revenues:
Gross premiums written	$80,074	$82,487
Ceded premiums written	(3,926)	(4,179)

Net premiums written	$76,148	$78,308

Net premiums earned	$68,446	$69,181
Net investment income	7,366	7,433
Net realized gains (losses) on investments	(222)	258
Net unrealized gains on equity securities	4,776	1,369
Fee and other income	123	197

Total revenues	80,489	78,438

Expenses:
Loss and loss adjustment expenses incurred	39,991	39,009
Underwriting and other operating costs	18,698	16,982
Policyholder dividends	1,072	931
Provision for investment related credit loss benefit	(17)	(19)

Total expenses	59,744	56,903

Income before taxes	20,745	21,535
Income tax expense	3,820	4,196

Net income	$16,925	$17,339

Basic EPS:
Net income	$16,925	$17,339

Basic weighted average common shares	19,122,168	19,131,356
Basic earnings per share	$0.89	$0.91
Diluted EPS:
Net income	$16,925	$17,339

Diluted weighted average common shares:
Weighted average common shares	19,122,168	19,131,356
Restricted stock and RSUs	89,114	104,055

Diluted weighted average common shares	19,211,282	19,235,411
Diluted earnings per share	$0.88	$0.90

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2024	2023
	(unaudited)
Assets
Investments	$866,559	$857,786
Cash and cash equivalents	33,375	38,682
Amounts recoverable from reinsurers	127,503	129,963
Premiums receivable, net	143,987	132,861
Deferred income taxes	21,183	20,403
Deferred policy acquisition costs	18,994	17,975
Other assets	31,542	31,492

	$1,243,143	$1,229,162

Liabilities and Shareholders’ Equity
Liabilities:
Reserves for loss and loss adjustment expenses	$668,059	$673,994
Unearned premiums	124,288	116,585
Insurance-related assessments	15,624	16,896
Other liabilities	134,078	129,236
Shareholders’ equity	301,094	292,451

Total liabilities and shareholders’ equity	$1,243,143	$1,229,162

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